CUSIP NO.	SCHEDULE 13D

Exhibit 8

Reference to Kevin Kunz as Attorney-In-Fact

Kevin Kunz has signed the enclosed documents as Attorney-In-Fact. Note that copies of the applicable Power of Attorneys are already on file with the appropriate agencies.